Exhibit 10






                                    REDACTED

                        GAS RESOURCE PORTFOLIO MANAGEMENT
                                       AND
                               GAS SALES AGREEMENT
                                     BETWEEN
                               BOSTON GAS COMPANY
                              COLONIAL GAS COMPANY
                                       AND
                                ESSEX GAS COMPANY
                                    AS BUYER
                                       AND
                            ENTERGY-KOCH TRADING, LP
                                    AS SELLER


                                TABLE OF CONTENTS

ARTICLE                              HEADING                                                          PAGE
-------                              -------                                                          ----
I.               Definitions.............................................................................3


II.              Quantity and Nominations................................................................6


III.             Price..................................................................................10


IV.              Additional Capacity Management.........................................................13


V.               Transportation and Underground Storage Assignments.....................................14


VI.              Initial Term of Agreement..............................................................16


VII.             Title and Taxes........................................................................21


VIII.            Quality and Pressure...................................................................21


IX.              Measurement and Tests..................................................................22


X.               Billing and Payment....................................................................22


XI.              Regulatory Bodies......................................................................23


XII.             Force Majeure..........................................................................24


XIII.            Miscellaneous..........................................................................26


                 Signature Page.........................................................................30

                                    AGREEMENT
                                    ---------


     THIS AGREEMENT made and entered into this 1st day of April, 2003, by and between BOSTON GAS COMPANY, a Massachusetts corporation, ESSEX GAS COMPANY, a Massachusetts corporation and COLONIAL GAS COMPANY a Massachusetts corporation, all d/b/a KeySpan Energy Delivery New England hereinafter jointly referred to as "Buyer" or the "KeySpan Parties", and ENTERGY-KOCH TRADING, LP a Delaware limited partnership, hereinafter referred to as "Seller" or "EKT." EKT and the KeySpan Parties shall be collectively referred to as the "Parties".

                          W I T N E S S E T H   T H A T :
                          -------------------------------


     WHEREAS, Buyer desires to retain a manager for certain of its natural Gas resource portfolio under the terms and conditions of this Agreement; and

     WHEREAS, Buyer desires to purchase natural Gas from Seller under the terms and conditions of this Agreement; and

     WHEREAS, Seller desires to provide portfolio management services under the terms and conditions of this Agreement; and

     WHEREAS, Seller desires to sell natural Gas to Buyer under the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and benefits to be derived hereunder, Buyer and Seller agree as follows:


                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

     Unless expressly stated otherwise, the following terms as used in this Agreement shall mean:


1.1  The term "Algonquin" shall mean the Algonquin Gas Transmission Company.

1.2 The term "Btu" shall mean British Thermal Unit(s) which shall mean that amount of heat energy required to raise the temperature of one avoirdupois pound of water from fifty-nine-degrees Fahrenheit to sixty-degrees Fahrenheit at standard atmospheric pressure, as determined on a dry basis. All prices and charges paid hereunder shall be computed on a "dry" Btu basis.

1.3 The term "Buyer's Unbundling Program" shall mean the methodology by which Buyer, each Month, implements the mandatory assignment of a pro-rata share of its pipeline and underground storage resources and certain Gas supplies to third party suppliers on behalf of existing transportation customers and customers converting from sales to transportation service.

1.4 The term "Canadian Index" shall mean the price charged to Buyer directly from the respective Supplier, not EKT. Buyer is responsible for nominating and scheduling those volumes reflected in Appendix 1 and identified as Canadian Supply under the heading Gas Commodity Contract Volumes, however, upon notice from EKT to Buyer five days prior to the first of a Month, EKT may nominate and schedule those volumes reflected in Appendix 1 and identified as Canadian Supply under the heading Gas Commodity Contract Volumes. Both Buyer and Seller understand that these volumes are subject to change each Month during the Initial Term of this Agreement as a direct result of Buyer's Unbundling Program.

1.5 The term "Day" shall mean the period of time beginning at 9:00 a.m., Central Clock Time, on a calendar day and ending at 9:00 a.m., Central Clock Time, on the following calendar day.

1.6 The term "Delivery Points" shall mean those city gate meter stations connected to the Tennessee Gas Pipeline and Algonquin Gas Transmission systems, as listed in Appendix 1 , in addition to those meter stations identified as meter stations associated with storage refill.

1.7  The   term   "DTE"   shall   mean   the    Massachusetts    Department   of
     Telecommunications and Energy.

1.8 The term "Ending Underground Storage Balance" means the total storage inventory balance that is in Buyer's total underground storage accounts as of and including March 31, 2004.

1.9  The term "FERC" shall mean the Federal Energy Regulatory Commission.

1.10 The term "Firm" means that a party may interrupt its performance without liability only to the extent that such performance is prevented for reasons of Force Majeure; provided, however, that during Force Majeure interruptions, the party invoking Force Majeure may be responsible for any Imbalance Charges.

1.11 The term "Force Majeure" shall mean an event as defined in section 12.3 of this Agreement.

1.12 The term "Gas" shall mean quality Gas as defined in the FERC Gas Tariffs of Texas Eastern Transmission, Texas Gas Transmission, Tennessee Gas Pipeline, Transcontinental Pipeline, Dominion Gas Transmission, Inc., National Fuel Gas Supply, Iroquois Gas Transmission, Honeoye Storage Company, Algonquin Gas Transmission and Maritimes and Northeast Pipeline L.L.C.

1.13 The term "Gas Commodity Contract Volumes" means Buyer's Gas supply contract volumes as identified on Appendix 1.

1.14 The term "Initial Term" shall mean the period commencing on April 1, 2003 and ending on March 31, 2004.

1.15 The term "Initial Underground Storage Balance" shall mean that quantity of Gas that is physically in Buyer's storage inventory balance as of April 1, 2003, as determined in accordance with Section 5.1.1 of the Gas Resource Portfolio Management and Gas Sales Agreement between Boston Gas Company, Colonial Gas Company and Essex Gas Company as Buyer and Energy-Koch Trading, LP as Seller, dated October 29, 2002.

1.16 The term "MMBtu" shall mean one million (1,000,000) Btus.

1.17 The term "Month" shall mean the period of time beginning on the first Day of each calendar month and ending on the last Day of such calendar month..

1.18 The term "Net Profits" shall be defined as the sales revenues (or losses) realized by EKT under the Initial Term of this Agreement less purchases and all other variable costs incurred by EKT less the Total Guaranty Payment. Variable costs do not include any direct overhead costs from EKT but shall include variable costs such as (without limitation) cost of interest to finance costs of gas in storage, transportation and storage variable charges, and hedging costs.

1.19 The term "NYMEX" shall mean the New York Mercantile Exchange for Natural Gas Futures Contracts.

1.20 The term "Off-Peak Period" shall mean the period of time beginning on the first Day of May and ending on the last Day of October.

1.21 The term "Off-Peak Period Baseload Index" shall mean the weighted average Gas price as reflected in Inside FERC First of the Month's Pricing Report for Tennessee zone 0 and zone 1 and for the Tetco STX, WLA, ELA, and ETX supply areas associated with Buyer's long haul transportation contracts listed in Appendix 1 and not allocated to the Canadian Index.

1.22 The term "Off-Peak Period Swing Index" shall mean the weighted average Gas price as reflected in Platt's Gas Daily Pricing Report for Tennessee zone 0 and zone 1 and for the Tetco STX, WLA, ELA, and ETX supply areas associated with Buyer's long haul transportation contracts listed in Appendix 1 and not allocated to the Canadian Index.

1.23 The term "Peak Period" shall mean the period of time beginning on the first Day of November and ending on the last Day of April.

1.24 The term "Peak Period Baseload Index " shall mean the weighted average Gas price as reflected in Inside FERC First of the Month's Pricing Report for Gas Delivered to Pipelines for the applicable Month for the applicable supply area capacity associated with the transportation contracts listed in Appendix 1 not allocated to the Canadian Index.

1.25 The term "Peak Period Swing Index" shall mean the weighted average Gas price as reflected in Platt's Gas Daily Pricing Report for the applicable supply capacity associated with the transportation contracts listed in Appendix 1 not allocated to the Canadian Index.


1.26 The term "Storage WACOG" shall mean the Buyer's weighted average cost of underground storage Gas.

1.27 The term "Tennessee" shall mean the Tennessee Gas Pipeline Company.

1.28 The term "Subsequent Term" shall mean the period commencing on April 1, 2004 and ending on March 31, 2006.

1.29 The term "Texas Eastern" shall mean the Texas Eastern Transmission Corporation.

1.30 The term "Transporters" shall mean any of the following: Texas Eastern Transmission, Texas Gas Transmission, Tennessee Gas Pipeline, Transcontinental Gas Pipeline, Dominion Gas Transmission Inc., National Fuel Gas Supply, Iroquois Gas Transmission, Honeoye Storage Company,
     Algonquin Gas Transmission Company and Maritimes and Northeast Pipeline L.L.C.

1.31 The term "Variable Charges" shall mean all applicable Transporter transportation commodity and fuel charges and all Transporter storage injection, withdrawal, and fuel charges and any other surcharges associated with delivery of Buyer's Gas to the Delivery Points, based upon the pricing hierarchy as reflected in Section 3.1

                                   ARTICLE II
                            QUANTITY AND NOMINATIONS
                            ------------------------

2.1 Nominated Quantity. Subject to the terms and conditions of this Agreement, Buyer will nominate, purchase and receive and Seller will sell and deliver on a Firm basis on each Day of the Initial Term hereof, a quantity of Gas up to the MDQ as defined in section 2.2 below. Buyer shall be obligated to purchase all quantities up to the MDQ from Seller, unless otherwise agreed to between the Parties.

2.2 Maximum Daily Quantity ("MDQ"). Notwithstanding anything to the contrary herein, the MDQ of Gas up to which the Buyer is entitled to purchase and receive and that Seller is obligated to sell and deliver (subject to Buyer's nomination pursuant to the restrictions set forth below) on each Day of the Initial Term hereof, shall be the volumes as listed in Appendix
     1. Both Buyer and Seller understand that the MDQ shall be adjusted Monthly and or Daily to reflect Buyer's Unbundling Program.

2.2.1Quantities in Excess of the MDQ. From time to time during the Initial Term of this Agreement, Seller may sell and Buyer may purchase quantities in excess of the MDQ, provided that both Buyer and Seller agree to such quantities and to the price and terms of such excess sales prior to delivery. Nothing contained in this section 2.2.1 shall prevent Buyer from purchasing quantities of Gas in excess of the MDQ from a third party(s) other than Seller.

2.3  Nomination and Delivery Requirements.

2.3.1Monthly Nomination. On or before 12:00 Noon C.S.T. and three business Days prior to the last day of trading of the NYMEX natural gas contract for the following Month, Buyer will provide Seller with a nomination specifying the total daily quantity of Gas to be purchased and received under this Agreement for each Day during the following Month, ("Daily Nominated Quantity"). Such nomination by Buyer shall include the volumes indicated as Peak and Off-Peak Period Baseload Index volumes, as applicable, pursuant to section 3.1.1 below.

2.3.2Daily  Adjustments.  On or before 9:00 AM C.S.T. prior to the next delivery
     Day, Buyer may adjust its Daily Nominated Quantity prospectively for any Day during the remainder of that Month.

2.3.3Intra-Day Adjustments. On or before the applicable intra-Day Transporters nomination deadline, Buyer may adjust its Daily Nominated Quantity for the remainder of that Day. In the event that Buyer requests an intra-Day adjustment, the Parties shall work together to utilize the intra-Day flexibility associated with the contracts listed in Appendix 1 in making such adjustments, as well as the intra-Day flexibilities afforded by the respective Transporters.

2.3.4Manner of Submitting Nominations. Buyer must provide the nominations set forth above in this section orally and then by fax. Oral nominations shall be made by the Buyer to EKT's Designated Representatives (as defined in the Notice section below). The oral nominations shall be followed by written confirmation from the Buyer within twenty-four (24) hours.

2.3.5Manner of  Submitting  Confirmations.  By 3:30 P.M.  Eastern time each Day,
     Seller shall provide volume allocations by contract and delivery point consistent with Buyer's nominations for the following Day to Buyer's Designated Representatives (as defined in the Notice section below).

2.3.6Points of Delivery. Seller will deliver volumes of Gas nominated by Buyer to points designated by Buyer as provided by the applicable contracts or such other points as the parties may mutually agree.

2.4  Remedies for Failure to Deliver.

2.4.1Seller's Failure to Deliver. Except for an event of Force Majeure, if Seller fails to deliver to Buyer the Daily Nominated Quantity, and such failure to deliver is not excused under this Agreement, then Seller shall reimburse Buyer an amount, if positive, between the price Buyer pays for a delivered substitute supply of Gas and the Commodity Price, multiplied by the quantity of Gas Seller fails to deliver in accordance with this section, plus $XX per MMBtu, multiplied by the quantity of Gas Seller fails to deliver. Buyer agrees to act in good faith in purchasing such substitute supplies of Gas so as to minimize Seller's reimbursement costs hereunder.


2.4.2Liquidating Damages. Subject to Article XII, should Seller's failure to deliver occur on a Day Buyer is unable, utilizing all reasonable efforts, to obtain a delivered substitute supply, then in addition to any amounts owed by Seller to Buyer pursuant to Section 2.4.1, Seller shall pay to Buyer $XX per MMBtu multiplied by the quantity Seller fails to deliver. Such amount represents Buyer's damages difficult to quantify and constitute liquidated damages and not a penalty.


2.4.3Right to Terminate. In the event Seller fails to deliver for any continuous period in excess of one (1) Day, Buyer may terminate this Agreement in accordance with the provisions of section 6.2 below. The parties acknowledge that Buyer shall not have the right to terminate if Seller's failure to perform is excused by Force Majeure. The parties further acknowledge that Buyer shall not have a right to terminate so long as Seller delivers at least ninety percent (90%) of Buyer's nominated quantity (subject to the MDQ herein) on every Day, so long as such failure to deliver does not exceed one hundred and fifty thousand (150,000) MMBtus over the Initial Term of the Agreement.

2.4.4Sole and Exclusive Remedy. The remedies set forth in Sections 2.4.1, 2.4.2 and 2.4.3 shall be Buyer's sole and exclusive remedy for Seller's failure to deliver Gas hereunder.

2.4.5Corporate Guaranty. Seller shall cause its parent corporation to execute and maintain in effect throughout the Initial Term of this Agreement a valid and binding guaranty of Seller's obligations under this Agreement to Boston Gas Company in the amount of $XX substantially in the form attached hereto as Appendix 2, or provide such other form of guaranty as may be acceptable to Buyer in its sole discretion.

2.4.6Credit Assurance.  If a party ("Reviewing Party") has reasonable grounds to believe that one or more of the other party's ("Debtor Party") creditworthiness or performance under this Agreements has become unsatisfactory, the Reviewing Party will provide the Debtor Party with written notice requesting financial assurance in a form and amount reasonably determined by the Reviewing Party. Upon receipt of such notice, the Debtor Party shall have three (3) business days to remedy the situation by providing such financial assurance to the Reviewing Party. In the event that the Debtor Party fails to provide such financial assurance acceptable to the Reviewing Party within three (3) business days of receipt of notice, then an Event of Default as described below will be deemed to have occurred, and the Reviewing Party will be entitled to the remedies set forth below. For purposes of this Section 2.4.6 a drop in Entergy-Koch, LP's credit rating to BBB+ or below by Standard & Poor's Rating Services (or its successor - referred to as "S&P") or to Baa1 or below by Moody's Investors Services, Inc. (or its successor - referred to as "Moody's") shall constitute reasonable grounds for the KeySpan Parties to request financial assurance from EKT. A drop in Boston Gas Company's credit rating to BBB+ or below by S&P or to Baa1 or below by Moody's shall constitute reasonable grounds for EKT to seek financial assurance from the KeySpan Parties.

2.4.7. For purposes of managing credit exposure, the parties agree that in connection with gas supply to Seller under this Agreement, EKT may determine (at EKT's option) one or both of the following courses of action:
     (i) EKT shall have the right, as agent for the KeySpan Parties, to purchase gas supplies from third parties, or (ii) the KeySpan Parties shall directly purchase gas supplies from third parties. However, prior to any such purchases made under this Section 2.4.7, the parties shall mutually agree in writing to the quantity and terms of such purchases. Additionally, by April 30, 2003, the parties shall endeavor to execute an agency agreement that provides EKT the authority to purchase gas as agent for the KeySpan hereunder.

                                   ARTICLE III
                                      PRICE
                                      -----

3.1  Commodity Price.

3.1.1Quantities Within MDQ. The price for Gas delivered hereunder up to the MDQ will be referred to as the "Commodity Price" and shall be equal to the following pricing hierarchy:


Canadian Index:0 up to the sum total of  Buyer's  entitlements  on the  Canadian contracts identified in Appendix 1 stated in MMBtu's per Day shall be equal to the Canadian Index plus applicable Variable Charges.

Peak Period
Baseload
Index: In the Peak Period the next volumes, up to the amount indicated by Buyer in accordance with this section, but not to exceed Buyer's MDQ less the Storage WACOG tier, less the Canadian Index tier, shall be equal to the Peak Period Baseload Index plus applicable Variable Charges. On or before June 15th of each calendar year of the Initial Term and Subsequent Term, Buyer shall provide to EKT a seasonal plan that shall set forth the quantity of Gas that Buyer shall purchase on a Firm basis from Seller during the peak period at the Peak Period Baseload Index. Such seasonal plan shall be in writing and shall be signed by a duly authorized representative of Buyer. If Buyer fails to take delivery of volumes it indicates as Peak Period Baseload Index volumes, and such failure to take is not excused under the Agreement, then, Buyer shall reimburse Seller the amount, if any, by which the price Seller is able to obtain by reselling volumes not taken ("Deficiency Quantity") is exceeded by the Peak Period Baseload Index. Seller shall act in good faith to resell such volumes in a commercially reasonable manner so as to minimize Buyer's reimbursement costs hereunder. Subject to Article XII, should Buyer's failure to take deliveries occur on a Day that Seller is unable, utilizing all reasonable efforts, to sell the entire Deficiency Quantity to a third party, then the closest Gas Daily price for the applicable deliveries shall be compared to the Peak Period Baseload Index in determining Seller's damages. If the Peak Period Baseload Index is greater then such Gas Daily index, then Buyer shall pay Seller an amount equal to such difference multiplied by portion of the Deficiency Quantity that Seller was unable to sell. Seller's damages are difficult to quantify and constitute liquidated damages and not a penalty.

Peak Period Swing
Index: In the Peak Period the next volumes, up to Buyer's MDQ less the Storage WACOG tier, less the Canadian Index tier, and the less the Peak Period Baseload Index tier shall be equal to the Peak Period Swing Index plus applicable Variable Charges.


Off-Peak Period
Baseload
Index In the Off-Peak Period the next volumes, up to the amount indicated by Buyer pursuant to this section, but not to exceed Buyer's MDQ less the Storage WACOG tier, less the Canadian Index tier, shall be equal to the Off-Peak Period Baseload Index plus applicable Variable Charges. For the Initial Term, on or before the 25th Day of each Month, Buyer will provide to Seller the quantity of Gas that Buyer shall purchase on a Firm basis from Seller for the following Month. If Buyer fails to take delivery of volumes it indicates as Off-Peak Period Baseload Index volumes, and such failure to take is not excused under the Agreement, then, Buyer shall reimburse Seller the amount, if any, by which the price Seller is able to obtain by reselling volumes not taken ("Deficiency Quantity") is exceeded by the Off-Peak Period Baseload Index. Seller shall act in good faith to resell such volumes in a commercially reasonable manner so as to minimize Buyer's reimbursement costs hereunder. Subject to
               Article XII, should Buyer's failure to take deliveries occur on a Day that Seller is unable, utilizing all reasonable efforts, to sell the entire Deficiency Quantity to a third party, then the closest Gas Daily price for the applicable deliveries shall be compared to the Off-Peak Period Baseload Index in determining Seller's damages. If the Off-Peak Period Baseload Index is greater then such Gas Daily index, then Buyer shall pay Seller an amount equal to such difference multiplied by portion of the Deficiency Quantity that Seller was unable to sell. Seller's damages are difficult to quantify and constitute liquidated damages and not a penalty.



Off-Peak Period
Swing
Index In the Off-Peak Period, the next volumes up to Buyer's MDQ less the Storage WACOG tier, less the Canadian Index tier and less the Off-Peak Period Baseload Index tier shall be equal to the Off-Peak Period Swing Index plus applicable Variable Charges.

Storage WACOG: All remaining  volumes,  up to Buyer's MDQ, shall be equal to the
               Storage WACOG plus applicable Variable Charges. Upon hitting a storage ratchet based on Buyer's storage inventory balance, Seller shall remain obligated to sell and deliver up to Buyer's MDQ. However, volumes above the storage ratchet, up to Buyer's MDQ, shall be priced at a mutually agreed upon price between the Parties. Buyer may not choose to purchase such volumes.


3.1.2Buyer's Right to Fixed Pricing. Buyer shall retain the right to convert any Baseload Volume Index price to a fixed price for any portion of the MDQ for any Month(s) during the Initial Term of this Agreement, provided any converted volumes are specifically within the following Commodity Price tiers: Baseload Index and Swing Index. Such fixed pricing shall be defined as the applicable NYMEX based price plus a mutually agreed upon basis differential. Buyer must notify Seller of any change to fixed pricing for any Month on or before three (3) full business Days prior the last Day of trading for the applicable NYMEX future contract Month(s). In addition, if Buyer elects to convert to a fixed price for any of its MDQ, then Buyer will be required to purchase on each Day during the applicable converted period 100 percent of the volume that Buyer elected to convert to a fixed price.

3.2  Guaranteed Payment and Net Profit Sharing.

3.2.1. Guaranty Payments. Buyer agrees to invoice Seller on or before the 15th Day of each Month during the Initial Term and Seller agrees to pay Buyer an amount of $XX ("Total Guaranty Payment"), payable in twelve (12) equal installments of $XX ("Monthly Guaranty Payment") on or before the 25th Day of each Month during the Initial Term of this Agreement to compensate Buyer for the use of Buyer's portfolio. Such payments shall be made by wire transfer at such location as Buyer may from time to time designate in writing. "Prorated Guaranty Amount" means the Total Guaranty Payment divided by the total number of months in the Initial Term multiplied by the number of months that have occurred from April 1, 2003 through the date of calculation (prorated for the month in which the date of calculation occurs).

3.2.2EKT  and  the  Buyer  shall  share  in  the   positive  Net  Profits  on  a
     50%EKT/50%KeySpan Parties basis. EKT shall calculate the Net Profits amount within 30 days after March 31, 2004 and shall pay such amount to Buyer within five Days of such calculation. EKT shall provide a report to the KeySpan Parties each month during the Initial Term of the Agreement with a calculation of the Net Profits to date. EKT DOES NOT WARRANT THAT THE NET

     PROFITS AMOUNT SHALL BE A POSITIVE NUMBER, AND EKT EXPRESSLY DISCLAIMS THAT THE NET PROFITS AMOUNT SHALL BE A POSITIVE NUMBER. Except in the case of a termination based on a Buyer Event of Default, if the Net Profit amount is a negative number, EKT shall be responsible for such losses.

3.3 Transportation and Underground Storage Cost Reimbursement. Buyer shall reimburse Seller for 100 percent of the transportation and underground storage reservation charges associated with capacities assigned from Buyer to Seller pursuant to Article V during the Initial Term of this Agreement. In addition, Buyer shall reimburse Seller for 100 percent of the applicable transportation and underground storage Variable Charges associated with the delivery of Gas by Seller to Buyer's Delivery Points up to the MDQ and based upon the pricing hierarchy as reflected in section 3.1.1. All Transporter refunds and credits applicable to the Initial Term of this Agreement associated with capacities assigned from Buyer to Seller during the Initial Term of this Agreement shall belong to Buyer.

3.4 Underground Storage Refill. Each Month from April 1st through October 31st Buyer shall pay Seller an amount equal to the Peak Period Baseload Index or Off-Peak Period Baseload Index (as applicable) times one seventh of the total underground storage refill quantities determined in accordance with
     Section 5.1.1 plus applicable Variable Charges. Such payment shall be made to EKT from April 1, 2003 through October 31, 2003, however, title of the applicable gas quantities shall not transfer to Buyer until EKT delivers such quantities to Seller during the Initial Term of this Agreement.

3.5 Suspension of Indices. If, during the Initial Term of this Agreement, a specified index referenced in the Agreement ceases to be published or is not published for a given Month, or, if a more appropriate index becomes available then Buyer and Seller shall mutually agree upon a replacement index.


                                   ARTICLE IV
                         ADDITIONAL CAPACITY MANAGEMENT

4.1 Agreement. Buyer possesses certain assets used to meet seasonal requirements of Buyer's utilities that are not included in this Agreement. From time to time over the Initial Term, Buyer and Seller may agree to allow Seller to access and manage some or all of these assets. Buyer shall not grant this right to anyone other than Seller during the Initial Term, except as may be required by the MDTE as part of Buyer's Unbundling Program.

4.2 Any asset management strategy implemented under this Article IV whether by Buyer or by Seller will be memorialized as an amendment to this Agreement, and all net profits related to such asset management strategies under this
     Article IV (the "Article IV Net Profits") will be shared between the Buyer and Seller on a 50%EKT/50%KeySpan Parties basis. Article IV Net Profits shall be equal to the sales revenues realized by EKT under this Article IV less purchases and all other variable costs incurred by EKT. Variable costs do not include any direct overhead costs from EKT but shall include variable costs such as (without limitation) cost of interest to finance costs of gas in storage, transportation and storage variable charges and hedging costs.

     This Article IV Net Profit sharing calculation shall be separate from and in addition to the Total Guaranty Payment and Net Profit sharing calculation referenced in Section 3.2 above. Except in the case of a termination based on a Buyer Event of Default, if the Net Profit amount is a negative number, EKT shall be responsible for such losses.


                                    ARTICLE V
               TRANSPORTATION AND UNDERGROUND STORAGE ASSIGNMENTS
               --------------------------------------------------

5.1 Assignment of Transportation and Underground Storage Contracts to Seller. Each Month, Buyer shall assign or otherwise provide agency rights to the specified transportation and underground storage contracts and related quantities as listed in Appendix 1, as attached hereto. Such quantities are subject to recall (but only in connection with the Buyer's Unbundling
     Program  requirements  or  EKT's  default  of this  Agreement)  and will be adjusted each Month in accordance with Buyer's Unbundling Program requirements. Subject to Article II of this Agreement and the limitations set forth in section 5.2.4 below, Seller shall have full and complete control over the utilization of the contracts and related quantities listed in Appendix 1, including without limitation the manner and timing of any transportation, injections, and withdrawals of Gas under such contracts, provided that Seller shall notify Tennessee in writing by October 15, 2003 of its agreement to waive any and all rights to releasing upstream capacity such that Buyer is able to maintain full withdrawals from its FS-MA storage accounts throughout the Initial Term of this Agreement. Any incremental charges incurred by either Buyer or Seller as a result of such utilization by Seller shall be considered variable charges in connection with the Net Profit calculation. All assignments or agency rights from Buyer to Seller shall be in accordance with all the applicable Transporters' tariff provisions and shall terminate upon the expiration of this Agreement. Buyer acknowledges that other than Seller's obligation to notify Tennessee as set forth above, Buyer knows of no other notification or similar obligation that Seller must fulfill in connection with fully utilizing the FS-MA storage contracts as set forth in Appendix 1, and, therefore, Seller has no obligation to provide any other notice.

5.1.1Transfer of Gas in Underground  Storage.  The Initial  Underground  Storage
     Balance shall be under the control and discretion of Seller effective with the Initial Term of this Agreement and title to such Initial Underground Storage Balance shall transfer to Seller as of the effective date of this Agreement at no cost to Seller. No resale agreement or other indicia of the transfer other than this Agreement shall be necessary to evidence such transfer of title. Buyer warrants title to the Initial Underground Storage Balance and that such Gas is free from liens and adverse claims of every kind. Buyer will indemnify and save Seller harmless against all loss, damage and expense of every character on account of adverse claims to the Initial Underground Storage Balance prior to transfer of title to Seller. Seller shall ensure that all tariff provisions and other compliance requirements of underground storage vendors applicable to Gas in underground storage are met and penalties are avoided. Any penalties incurred by Buyer or Seller as a result of Seller's utilization of Gas in underground storage shall be the sole responsibility of Seller. At the end of the Initial Term of this Agreement, if Seller's actual storage balance is less than the Buyer's storage inventory balance, Seller will repay the difference in-kind ratably from April 1, 2004 through October 31, 2004. Seller shall deliver such volumes into Buyer's Transporter; Buyer shall either be responsible for transportation of the volumes or Buyer shall provide adequate transportation and injection rights to Seller to effect redelivery to Buyer's storage capacity.

     At the end of the Initial Term of this Agreement, if Seller's actual storage balance is greater than Buyer's storage inventory balance, Buyer will pay Seller for the difference at the simple average of the April 2004 through October 2004 first-of-the-month receipt point indices for the pipelines (Tennessee and Texas Eastern) used to inject supply into Buyer's storage contracts, grossed up for all applicable variable changes.

5.1.2Gas Commodity Contract Volumes. For those Gas Commodity Contract Volumes identified in Appendix 1, Buyer will transfer and Seller will accept title to such volumes at the delivery point(s) applicable to each such Gas Commodity Contract Volumes. All volumes delivered will be adjusted Monthly in accordance with Buyer's Unbundling Program requirements.

5.2  Responsibility for Transportation and Underground Storage Contracts.

5.2.1Responsibility  for  Administration.  Subject to the limitations in section
     5.2.4 below, Seller shall assume all obligations and rights under the transportation and underground storage contracts listed in Appendix 1, including without limitation, the obligation to submit nominations to all applicable Transporters and to pay all Transporter invoices.

5.2.2Operational Balancing Agreements. Buyer shall retain all responsibilities for confirming all of Seller's daily deliveries to Buyer's city gates covered under Buyer's Operational Balancing Agreements (OBA) for both Tennessee and Algonquin. As such, any imbalances caused by Seller over or under delivering Buyer's Daily Nominated Quantities shall be the physical and financial responsibility of Seller. Any imbalances caused by Buyer physically taking greater or less than Buyer's Daily Nominated Quantities shall be the physical and financial responsibility of Buyer.

5.2.3Projected   Requirements.   Buyer   shall   periodically   provide   Seller
     information concerning Buyer's expected Gas requirements on its distribution system. Buyer will also provide Seller information concerning any known or expected events that will cause material changes in Buyer's daily Gas requirements as soon as the information becomes known to Buyer. Buyer and Seller agree to work together on a daily basis to ensure that nominations (including any necessary adjustments thereto) are made timely on all applicable Transporters and such nominations reflect, as much as reasonably possible, Buyer's expected requirements.

5.2.4Modification of Contracts. Seller will fully comply with all terms and conditions of the contracts listed in Appendix 1. Seller shall not amend, extend or cause the early termination of any transportation, underground storage or Gas Commodity Contract of Buyer which is subject to the Initial Term of this Agreement without the prior consent of Buyer. In the event such consent is provided orally it shall be followed up in writing by Buyer within 24 hours.


                                   ARTICLE VI
                            INITIAL TERM OF AGREEMENT
                            -------------------------

6.1 Initial Term. This Agreement shall become effective on April 1, 2003 and shall remain in full force and effect through March 31, 2004 ("Initial Term"). The Parties acknowledge that Buyer must choose one of the following options by January 1, 2004, with respect to the Subsequent Term. If no choice is made by Buyer by such date, then Option 1 below shall apply by default:


              Option 1:

                    To continue the Initial Term structure for Year 2 and Year 3 with the same Guarantee Payment and Net Profit Sharing.

              Option 2:

                    To convert the Agreement to an alliance structure subject to the Terms and Conditions and structure of Buyer's RFP dated January 22, 2003. Included in this structure is Seller's right to maintain Firm unencumbered rights to 25,000 MMBtu per day of Texas Eastern transportation from the production area to M3 throughout Years 2 and 3.

                    If Buyer chooses to exercise Option 2, the Guaranteed Payment from Seller to buyer will be $XX annually and Net Profits Sharing will be 50% Seller and 50% Buyer. Buyer and Seller agree that upon Buyers election of Option 2 an amendment to this Agreement will be executed to implement an alliance structure consistent with Seller's RFP response dated January 22 2003 and that if no such amendment has been agreed upon and executed by March 31, 2004 then Buyer may terminate this Agreement. For purposes of Article VI below, such termination shall be deemed a discretionary termination.

Further, if Buyer elects Option 2, then (a) or (b) below shall apply as applicable:

                                    -either-

               a. If by March 31, 2004, Sellers actual storage balance is less than Buyer's storage inventory balance, Seller would repay the difference in kind ratably from April 1, 2004 through October 31, 2004. Buyer would provide applicable transportation to effect the redelivery.

                                      -or-

               b. If by March 31, 2004, Seller's actual storage balance is greater than Buyer's storage inventory balance, Buyer would pay Seller for the difference based on the simple average of April 2004 through October 2004 first-of-the-month receipt point indices for the pipelines used to inject supply into Buyer's storage contracts (grossed up for all variable charges to the applicable storage contracts).



At end of Initial Term, Seller shall immediately assign or release back to Buyer all of Buyer's right, title and interest in the contracts listed on Appendix 1 free and clear of claims, liens, encumbrances restrictions and defects in title of any nature incurred as a result of Seller's acts or omissions


Notwithstanding the foregoing, any strategy that has been mutually accepted by the Parties under this Agreement (by assent or by performance) shall remain in full force and effect regardless of the Buyer choice of Option 1 or Option 2 above, unless the Buyer and Seller mutually agree to wind-down any such strategy.

The Parties acknowledge that during the Initial Term and the Subsequent Term, Seller shall have the right to maintain Firm unencumbered rights to 25,000 MMBtu per day of Texas Eastern capacity from the production area to M3.


6.2 Events of Default. In the event that EKT or one or more of the KeySpan Parties (the "Defaulting Party"):

     (a) fails to make, when due, any payment under this Agreement and/or provide financial assurance if required pursuant to Section 2.4.6 above (which shall not include a delay that is cured within two (2) Business Days of a demand for corrective action);

     (b)  (Seller Only) fails to deliver pursuant to Section 2.4.1;

     (c) fails to perform any other obligation (that is not referenced in (a) and (b) above) under this Agreement (which shall not include any failure of performance that is cured within five (5) Business Days of a demand for corrective action); or

     (d) files a petition or otherwise commences, authorizes, or acquiesces in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors or has such petition filed or proceeding commenced against it (unless such filing is objected to and dismissed within three (3) business days; or

     (e)  otherwise becomes bankrupt or insolvent (however evidenced); or

     (f) makes an assignment or any general arrangement of all or substantially all of its assets for the benefit of creditors; or

     (g) is dissolved or has a resolution passed for its winding up or liquidation (other than pursuant to a consolidation, acquisition, amalgamation or merger); or

     (h)  is financially unable to pay its debts as they fall due;

     (i) transfers all or substantially all of its assets or merges into or consolidates with any entity (i) where the creditworthiness of the resulting entity is below investment grade; or (ii) where the merging party's obligations are not assumed by operation of law or written instrument, or

     (j) makes a materially incorrect or misleading representation or warranty under the Agreement.

     then, upon the occurrence and continuance of any such event (each an "Event of Default"), then the counterparty ("Non-Defaulting Party") shall have the right to withhold or suspend its performance under this Agreement. In addition, the Non-Defaulting Party may establish a date (upon notice to the Defaulting Party) that shall be the "Early Termination Date." However, in the case of an Event of Default under clauses (d) through (i) above, an Early Termination Date shall be deemed to have occurred immediately prior to such event and no prior notice shall be required) upon which the Non-Defaulting Party may terminate and liquidate any and all outstanding Transactions under this Agreement. All amounts then currently owed or pending shall become payable by the debtor party to the party owed. The parties agree and acknowledge that if one or more of the KeySpan Parties are Defaulting Parties, then EKT shall have the right to wind down this Agreement as to all of the KeySpan Parties.

     Upon the designation or occurrence of an Early Termination Date, the Parties' shall wind down this Agreement pursuant to Section 6.3, 6.4 or 6.5 (as applicable).

6.3 Wind Down Upon an EKT Event of Default. If this Agreement is terminated by the Buyer as a result of an EKT Event of Default, all capacity shall be automatically recalled by the KeySpan Parties, and EKT's obligation to pay any remaining Monthly Guaranty Payments shall cease as of the Early Termination Date. EKT shall exercise best efforts to unwind any related outstanding trading positions it has taken based on this Agreement and shall be solely and fully liable for such positions. KeySpan shall pay to EKT any amounts due for gas supplies hereunder. Further, EKT shall be obligated to calculate and pay the Buyer the applicable Net Profits percentage. EKT shall pay the Buyer such amount within thirty (30) days of the effective date of the termination.

6.4 Wind Down Upon an Event of Default by One or More KeySpan Parties or a Discretionary Termination. If this Agreement is terminated by EKT as a result of a KeySpan Party Event of Default or if this Agreement is terminated by Buyer as a result of a Discretionary Termination, the capacity hereunder shall be recallable upon KeySpan's payment to EKT of any amounts currently due or pending by the KeySpan Parties to EKT upon the Early Termination Date (unless such amounts are the subject of a good faith dispute by the KeySpan Parties, in which case the parties shall establish a prompt and reasonable recall schedule for the capacity hereunder), and EKT's obligation to pay any remaining Guaranteed Value Payments shall cease as of the Early Termination Date. EKT shall calculate the Net Profits amount.

          a. If upon such termination, the Net Profits amount is positive, KeySpan Parties shall:

               (1) Retain the Prorated Guaranteed Amount, and

               (2) Receive its fifty- percent share of the Net Profits.

          b. If Net Profits are negative, the KeySpan Parties shall pay to EKT the absolute value of such negative amount.

     The Parties acknowledge that for this Section 6.4, "Prorated Guaranty Amount" shall replace "Total Guaranteed Amount" for the calculation of Net Profits upon termination. The KeySpan Parties reimbursement to EKT or (if applicable) EKT`s obligation to pay the KeySpan Parties the Net Profit percentage shall occur within thirty (30) days of the effective date of the termination.

6.5  Wind  Down Upon  No-Fault  Termination  or  Mandated  Termination.  If this
     Agreement is terminated based on a No-Fault Termination or if this Agreement is terminated by Buyer as a result of a Mandated Termination, the parties shall establish a prompt and reasonable recall schedule for the capacity hereunder, and EKT's obligation to pay any remaining Guaranteed Value Payments shall cease as of the Early Termination Date. EKT shall calculate the Net Profits amount.

          a. If upon such termination, the Net Profits amount is positive, KeySpan Parties shall:

               (1) Retain the Prorated Guaranteed Amount, and

               (2) Receive its fifty- percent share of the Net Profits.

          b. If Net Profits are negative, the KeySpan Parties shall pay to EKT the fifty- percent (50%) of the absolute value of such negative amount. .

     The Parties acknowledge that for this Section 6.5, "Prorated Guaranty Amount" shall replace "Total Guaranteed Amount" for the calculation of Net Profits upon termination. The KeySpan Parties reimbursement to EKT or (if applicable) EKT`s obligation to pay the KeySpan Parties the Net Profit percentage shall occur within thirty (30) days of the effective date of the termination.

     A "No-Fault" Termination is a termination based on a suspension of performance based on Force Majeure.

6.6 In addition, the Non-defaulting Party shall have a general right of set off with respect to all amounts owed among the parties hereunder, under this Agreement or any agreement or arrangement among the parties. Obligations hereunder shall be deemed satisfied and discharged to the extent of any such setoff. A party shall give the affected party notice of any setoff effected under this section provided that a failure to provide such notice shall not affect the validity of the setoff.

                                   ARTICLE VII
                                 TITLE AND TAXES
                                 ---------------

7.1 Transfer of Title, Possession and Control. Title to the Gas sold hereunder shall pass from Seller to Buyer upon delivery of said Gas to the Delivery Points as reflected in Appendix 1. As between the Parties hereto, Seller shall be deemed to be in control and possession of all Gas delivered hereunder and shall indemnify and hold Buyer harmless from any damage, injury or losses which occur prior to the delivery to Buyer at the Delivery Points; otherwise, Buyer shall be deemed to be in exclusive control and possession thereafter and shall indemnify and hold Seller harmless from any other injury, damage or losses.

7.2 Warranty of Title. Except as set forth below, Seller warrants title to all Gas delivered hereunder by Seller, including the Ending Underground Storage Balance or that Seller has the right to sell the same, and that such Gas is free from liens and adverse claims of every kind. Seller will indemnify and save Buyer harmless against all loss, damage and expense of every character on account of adverse claims to the Gas delivered by it before delivery to Buyer.

7.3 Taxes. Other than ad valorem taxes on underground storage Gas which are subject to section 7.4 below, Buyer shall reimburse Seller for any taxes, fees or charges, other than an income tax, which are levied by a governmental or regulatory body on the Gas sold under this Agreement.

7.4 Ad Valorem Taxes If any underground storage Gas is subject to ad valorem property taxes during the Initial Term of this Agreement, Buyer shall be responsible for payment of such taxes regardless of whether title to such underground storage Gas is held by Buyer or Seller except if Seller injects Gas into underground storage for its own account or withdraws Gas from underground storage for purposes other than meeting the city gate requirements of Buyer, then Seller shall be responsible for payment of all applicable ad valorem taxes on the amounts so injected or withdrawn.

                                  ARTICLE VIII
                              QUALITY AND PRESSURE
                              --------------------

8.1 Pressure Requirements. All Gas delivered at the Delivery Points shall be at the pressure existing in Tennessee and Algonquin's facilities. Neither Seller nor Buyer shall be obligated to install or operate compression facilities.


                                   ARTICLE IX
                              MEASUREMENT AND TESTS
                              ---------------------

9.1 Measurement Point. All Gas sold hereunder shall be measured at the Delivery Points on Tennessee and Algonquin systems at pressures in existence at the time of delivery and shall be measured to the unit of one MMBtu.

9.2 Standards for Measurement and Tests. Unless specified herein to the contrary, the standards for measurement and tests shall be governed by those standards set forth in the currently effective Tennessee and Algonquin tariffs.


                                    ARTICLE X
                               BILLING AND PAYMENT
                               -------------------

10.1 Billing and Payment. Seller shall render to Buyer, at the address indicated in Section 13.2 hereof, on or before the third business Day of each Month an estimate of all Gas volumes purchased during the preceding Month and on or before the fifteenth (15th) Day of each calendar Month an invoice for all Gas purchased during the preceding Month, according to the measurements, computations, and prices provided herein. Invoices may be based initially upon estimates, but will be corrected to actual as soon as possible. Buyer agrees to make payment hereunder to Seller for its account in available funds by wire transfer or by mail at such location as Seller may from time to time designate in writing. Payment shall be made by Buyer within ten (10) Days of the date of receipt of Seller's invoice. Notwithstanding the above, if a good faith dispute arises between the Parties over the amounts due under the invoice for any matters, other than any reimbursement for the demand or reservation charges under the Firm transportation and underground storage contracts, then Buyer will pay that portion of the invoice(s) not in dispute on or before the due date and both Parties will continue to perform their obligations under this Agreement during such dispute.

10.2 Review of Books and Records. For a period of two years after the date of final billing for the last Month in the Initial Term of this Agreement, Buyer and Seller shall have the right to inspect and examine, at reasonable hours, the books, records and charts of the other pertaining to any term or condition of this Agreement to the extent necessary to verify the accuracy of any invoice, charge or computation made pursuant to this Agreement.

10.3 In payment obligation hereunder are due and payable on the same date, then the parties shall net all such arising under this Agreement such that the party owing the greater amount shall make a single payment of the net amount to the other party in accordance with this Article. If the Buyer terminates this Agreement based on its interpretation (or the interpretation of any of its counsel or advisors) that continued performance under this Agreement is not permitted by a change, directive, order of the like by a governing authority, such termination shall be referred to as a "Discretionary Termination."

                                   ARTICLE XI
                                REGULATORY BODIES
                                -----------------

11.1 Laws and Regulations. This Agreement is subject to all valid applicable governmental laws and orders, including but not limited to the FERC and DTE, regulatory authorizations directives, rules and regulations of any governmental body or official having jurisdiction over the Parties, their facilities, the Gas or this Agreement or any provision thereof; but nothing contained herein shall be construed as a waiver of any right to question or contest any such law, order, rule or regulation in any forum having jurisdiction.

11.2 Applicable Law. This Contract shall be construed in accordance with the laws of the Commonwealth of Massachusetts, excluding any conflict of laws and principles of said jurisdiction that might require the application of the laws of another jurisdiction.

11.3 Changes in Law or Regulation. If any federal or state statute or regulation or order by a court of law or regulatory authority directly or indirectly
     (i) prohibits performance under this Agreement, (ii) makes such performance illegal or impossible, or (iii) effects a change in a substantive provision of this Agreement which has a significant material adverse impact upon the ability of either Party to perform its obligations under this Agreement, then the Parties will use all reasonable efforts to revise the Agreement so that:

     (a) performance under the Agreement is no longer prohibited, illegal, impossible or is no longer impacted in a material adverse fashion, and

     (b) the Agreement is revised in a manner that preserves, to the maximum extent possible, the respective positions of the Parties.

     Each Party will provide reasonable and prompt notice to the other Party as to any proposed law, regulations or any regulatory proceedings or actions that could affect the rights and obligations of the Parties. If the Parties are unable to revise the Agreement in accordance with the above, then the Party whose performance is rendered prohibited, illegal, impossible or is impacted in a material adverse manner shall have the right, at its sole discretion, to suspend this Agreement upon written notice to the other Party. Either Party may then terminate this Agreement upon 30 Days written notice to the other Party.

     If the Buyer terminates this Agreement based on its interpretation (or the interpretation of any of its counsel or advisors) that continued performance under this Agreement is not permitted by a change, directive, order of the like by a governing authority, such termination shall be referred to as a "Discretionary Termination."

     If the Buyer terminates this Agreement based on an express mandate to do so by a governing authority, such termination shall be referred to as a "Mandated Termination."


                                   ARTICLE XII
                                  FORCE MAJEURE
                                  -------------

12.1 Suspension of Receipt and Delivery Obligations. If Buyer or Seller is rendered unable, wholly or in part, by Force Majeure to perform obligations under this Agreement, other than the obligation to make payments due under this Agreement, it is agreed that the performance of the respective obligations of Seller and Buyer to deliver or purchase and receive Gas, so far as they are affected by Force Majeure, shall be excused and suspended from the inception of any such inability until it is corrected, but for no longer period. Buyer or Seller, whichever is claiming such inability, shall give notice thereof to the other as soon as practicable after the occurrence of the Force Majeure. Such notice may be given orally or in writing but, if given orally, it shall be promptly confirmed in writing, giving reasonably full particulars. Such inability shall be promptly corrected to the extent it may be corrected through the exercise of reasonable diligence by the Party claiming inability by reason of Force Majeure.

12.2 Liability During Force Majeure. Neither Buyer nor Seller shall be liable to the other for any losses or damages, regardless of the nature thereof and however occurring, whether such losses or damages be direct or indirect, immediate or remote, by reason of, caused by, arising out of or in any way attributable to suspension of the performance of any obligation of either Party to the extent that such suspension occurs because a Party is rendered unable, wholly or in part, by Force Majeure to perform its obligations.

12.3 Force Majeure. The term Force Majeure means an event: (i) that was not within the control of the Party claiming its occurrence; (ii) that could not have been prevented or avoided by such Party through the exercise of due diligence; and (iii) that prohibits or prevents such Party from performing its obligations under this Agreement. Events that may give rise to a claim of Force Majeure include:

12.3.1 Acts of God. The term acts of God, including earthquakes, epidemics, fires, floods, landslides, lightning, storms, washouts, weather related events such as hurricanes or freezing or failure of wells or lines of pipe used to supply the Gas described in this Agreement which prevents delivery to the delivery points, and other similar, unusual and severe natural calamities.

12.3.2 Acts of the public enemy, wars, blockage, insurrections, riots, civil disturbances and arrests.

12.3.3 Strikes, lockouts or other industrial disturbances.

12.3.4 Explosions, breakage, accidents to equipment, facilities or lines of pipe used to supply the Gas under this Agreement or explosions, breakage, accidents to equipment, facilities or lines of pipe used to enable Buyer to receive Gas under this Agreement, including without limitation to equipment, facilities or lines of pipe related to Buyer's liquefied natural gas facilities.

12.3.5 The temporary inability of Transporters to receive, transport or deliver the Gas described in this Agreement; or

12.3.6 Any other cause of a similar type provided that such cause satisfies each
     of  the  three   conditions   referenced   in  Section  12.3  hereof  (i.e.
     "(i)-(iii)").

12.4 Termination.  If a  Force  Majeure  event  continues  for a  period  of two
     (2)Days, and the parties, working together in good faith, have been unable to resolve such Force Majuere event, then the Party which did not claim such Force Majeure may at any time thereafter terminate this Agreement upon forty eight (48) hours prior written notice to the extent the Force Majeure event has not been corrected prior to the expiration of such notice period. Such termination shall be considered a "No-Fault Termination."

12.5 Notwithstanding anything in this Article XII to the contrary, if, upon the occurrence of a Force Majeure event, (a) first of the month gas is curtailed, and (b) delivery to KeySpan is possible, then EKT shall deliver gas supply quantities hereunder to KeySpan upon the occurrence of a Force Majeure event, provided that the parties negotiate a mutually acceptable price for such quantities (such revised price shall only apply during the duration of the applicable Force Majeure event). If EKT's performance is suspended in connection with supply obligations that are of like-kind to the supply obligation hereunder as a result of Force Majeure, EKT shall perform (to the extent possible) such obligations on a pro-rated basis.

                                  ARTICLE XIII
                                  MISCELLANEOUS
                                  -------------

13.1 Confidentiality. Except as otherwise provided herein, Seller and Buyer agree to maintain the confidentiality of the price provisions of this Agreement and Seller and Buyer agree not to divulge same to any third Party except to the extent, and only to the extent, required by law, court order or the order or regulation of an administrative agency having jurisdiction over Buyer and Seller, or the subject matter of this Agreement. If required to be disclosed, then the Party subject to the disclosure requirement shall
     (a) notify the other Party immediately, and (b) cooperate to the fullest extent in seeking whatever confidential status may be available to protect any material so disclosed.

     Notwithstanding anything herein to the contrary, Buyer or Seller (and any employee, representative, or other agent of Buyer or Seller) may disclose to any and all persons , without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

13.2 Notices. Except as otherwise expressly provided in this Agreement, every notice, request, statements and invoices provided in this Agreement shall be in writing and directed to the Party to whom given, made or delivered at such Party's address as follows:

        Buyer:  KeySpan Energy Delivery New England
                52 Second Avenue, 4th Floor
                Waltham, MA 02451
                Attention:  Elizabeth C. Danehy
                Director of Customer Choice and Gas Resource  Management.
                Telephone:  781-466-5057           Fax: 781-290-0186

                For Payments:
                -------------
                KeySpan Energy Delivery
                Fleet Bank of Massachusetts
                Account # 02-0000-4039
                ABA # 011-000-138

                For Nominations:
                ----------------
                Buyer shall provide to EKT (from time to time) a primary and secondary contact
                (collectively referred to as "Buyer
                Designated Representatives").


      Seller:   Entergy-Koch Trading, LP
                20 East Greenway Plaza, Suite 700
                Houston, TX 77046
                Attention:  Chris Beggins


                For Nominations:
                ----------------
                EKT shall provide to Buyer (from time to time) a primary and secondary contact
                (collectively referred to as "EKT Designated
                Representatives").

                For Payments:
                -------------
                Wire Transfer
                JPMorgan Chase Bank, New York, NY
                Account # 323-009-980
                ABA #021-000-021



     Either Buyer or Seller may change one or more of its addresses for receiving invoices, statements, notices, nominations and payments by notifying the other in writing.

13.3 Headings. The Table of Contents and the headings of any article, section or subsection of this Agreement are for purposes of convenience only and shall not be interpreted as having meaning or effect.

13.4 Waiver of Default. No waiver by either Party of one or more defaults or breaches by the other in performance of any of the terms or provisions of this Agreement shall operate or be construed as a waiver of any future default or breach, whether of a like or of a different character.

13.5 Entire Agreement. The terms and conditions contained herein constitute the full and complete agreement between the Parties and any change to be made must be submitted in writing and agreed to by both Parties.

13.6 Enforceability. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors and assigns. Each Party represents that it has all necessary power and authority to enter into and perform its obligations under this Agreement and that this

     Agreement constitutes a legal, valid and binding obligation of that Party enforceable against it in accordance with its terms, except as such enforceability may be affected by any bankruptcy law or the application of principles of equity. The parties agree that the transactions hereunder constitute a "forward contract" within the meaning of the United States Bankruptcy Code and that Buyer and Seller are each "forward contract merchants" within the meaning of the United States Bankruptcy Code.

13.7 Assignment and Organizational Changes. Seller shall not assign its rights or obligations under this Agreement without the express written consent of Buyer. In the event of a Change of Control of Seller occurring during the term of this Agreement, Buyer shall have the right to terminate this Agreement upon thirty (30) Days written notice to Seller. For purposes of this Section, 13.7 "Change of Control" means the occurrence of any one or more of the following events: (a) the shareholders of Seller approve a merger or consolidation of Seller with any other entity, (b) the shareholders of Seller approve a plan of liquidation of Seller or an agreement for the sale or disposition by Seller of all or substantially all of its assets, or (c) if a majority of the key individuals at Seller, who at the beginning of this Agreement are providing the services for Buyer under this Agreement are no longer employed by Seller.

13.8 NAESB Compliance. Seller warrants and represents that all computer hardware or software used in Seller's performance of this Agreement is and will continue to be compatible with the latest software release of NAESB.

13.9 Necessary Authorizations. Each party represents that it has all necessary corporate, legal and other authority, including regulatory approval, to enter into this Agreement and to perform each and every duty and obligation imposed herein, and that this Agreement, represents a valid, binding and enforceable legal obligation of each party. No party to this Agreement entered into hereunder shall be required to investigate the authority of the person executing this Agreement entered into hereunder as a condition to enforcing the terms of this Agreement.

13.10Compliance with Laws.  Each of the KeySpan  Parties  represents to EKT that
     (i) to the best of its knowledge, its execution and performance of this Agreement will not violate any provisions of any federal, state or local laws and will not result in the breach or violation of, constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of its assets, and (ii) it shall comply with all any federal, state or local laws and any applicable tariff requirements applicable to this Agreement.

     EKT represents to the KeySpan Parties that (i) to the best of its knowledge, EKT's execution and performance of this Agreement will not violate any provisions of any federal, state or local laws and will not result in the breach or violation of, constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the Buyer's assets, and (ii) EKT shall comply with all any federal, state or local laws and any applicable tariff requirements applicable to this Agreement.

13.11The KeySpan Parties acknowledge that they are jointly obligated to perform the Buyer's obligation hereunder.

13.12EXCEPT AS  OTHERWISE  SPECIFICALLY  PROVIDED  HEREIN,  IN NO EVENT WILL ANY
     PARTY BE LIABLE UNDER THIS AGREEMENT, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR OTHERWISE, FOR INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES.




     IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed by their respective officers thereunto duly authorized as of the Day and year first written.







                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                          SIGNATURES ON FOLLOWING PAGE

BOSTON GAS COMPANY                               ENTERGY-KOCH TRADING LP
d/b/a KeySpan Energy Delivery New England

By:      _____________________________      By:  _______________________________
         Signature                               Signature

         -----------------------------           -------------------------------
         Print Name                              Print Name

         -----------------------------           -------------------------------
         Buyer                                   Seller




ESSEX GAS COMPANY                              COLONIAL GAS COMPANY
d/b/a KeySpan Energy Delivery New England      d/b/a KeySpan Energy Delivery
                                               New England


By:      ______________________________        By: _____________________________
         Signature                                 Signature

         ------------------------------            -----------------------------
         Print Name                                Print Name


         -----------------------------             -----------------------------
         Buyer                                     Buyer